Exhibit 99.1

AIxCrypto Rebrands and Begins Trading Under New Ticker AIXC, Advancing Its “Three Driving Forces” Strategy to Become the No.1 Gateway to AI Web3 and a Bridge Between Web2 and Web3

YT Jia, AIxC’s Chief Advisor, as well as FF’s Founder and Global Co-CEO said, “We believe that cross-ecosystem breakthroughs and deep integration are the true future of Web3.”

Jerry Wang, Co-CEO of AIxC, stated that AIxC is committed to building a global leading ecosystem that integrates AI, crypto, and blockchain, bridging Web2 and Web3.

●	The FFAI + AIXC “dual flywheel, dual bridge, dual listing” framework has now been fully established, ushering in a new era of high-speed, two-way empowerment between EAI and Crypto. This approach delivers transformative Web3 value to Web2 while also bringing substantial off-chain Web2 growth into Web3. Breaking boundaries and fostering integration—rather than operating in isolation—is the true future of the Web3 industry.

●	AIxCrypto (AIXC) is now focused on its new “Three Driving Forces” strategy, aimed at becoming the No.1 gateway into the AI Web3 world:

1.	BesTrade DeAI Agent & Web3 AI Terminal – the No.1 entry point for Web3 trading, integrating intelligent AI agents with user-facing trading infrastructure.
2.	RWA + EAI Ecosystem Development – the No.1 gateway for Web3 Embedded AI (EAI) and real-world asset tokenization. As a founding contributor and builder of the AIxC Foundation, AIxC is constructing a complete ecosystem for RWA and EAI, including AI DePIN infrastructure, EAI public blockchain, and RWA application layers.
3.	AI-Driven Crypto Asset Management – including AI-powered crypto asset management and the C10 Index.

●	A key initiative under the second driving force, RWA + EAI Ecosystem Development, is the development of tokenized stock-based RWA offerings. The first tokenized stock project will involve FFAI shares, with an initial purchase of USD 5 million through an independent third party. If completed, the structure is expected to provide Faraday Future with the access to Web3-based fundraising at a lower cost than traditional Web2 financing.

New York, NY (November 20, 2025) — AIxCrypto Inc. (NASDAQ: AIXC, “AIxC” or “the Company”) today officially announced the company’s renaming from Qualigen to rebrand as AIxCrypto Holdings, Inc. (Nasdaq: AIXC).

AIxC will take blockchain as foundational technology and artificial intelligence as the core driving force, committed to creating a globally leading ecosystem that integrates AI, crypto and blockchain, connecting Web2 and Web3, and aiming to become the No. 1 gateway to the AI Web3 world and a brand-new ecosystem integrating Web2 and Web3.

YT Jia, AIxC’s Chief Advisor, as well as FF’s Founder and Global Co-CEO, said, “As AIXC’s controlling and majority shareholder, FF believes this renaming marks the official completion of the FFAI + AIXC ‘dual flywheel, dual bridge, dual listing’ system, opening a new era of high-speed dual empowerment between EAI + Crypto. We believe that cross-ecosystem breakthroughs and deep integration are the true future of Web3.”

In conjunction with the renaming ceremony, AIxCrypto officially released a new logo and its official website: aixcrypto.ai. It symbolizes the unlimited possibilities created by the two-way synergy between AI and Crypto.

AIxC focuses on the brand-new three driving forces strategy and business.

The first driving force is BesTrade DeAI Agent & Web3 AI terminal, which is the No.1 entrance for Web3 trading, composed of three products.

Through DeAI Agent, Web3 Store, and independently developed Web3 AI terminal, this three-in-one framework reconstructs the way users enter Web3.

BesTrade DeAI Agent is a one-stop aggregated trading entrance, responsible for intelligence aggregation, AI decision-making, copy-trading, and execution, providing each user with professional-level AI trading ability.

Web3 Store is the unified entrance for Web3 application ecosystems, enabling Web3 applications to be installed and used as easily as an App Store.

The Web3 AI terminal is the next-generation on-chain native smart device, lowering the barriers to Web3 usage and bringing users a better experience.

The second driving force is RWA & EAI Ecosystem Development, which is the No.1 entrance for Web3 EAI. It includes two categories of products:

1. Web3 & EAI ecosystem contribution — as the core builder of AIxC Foundation, AIxC is building foundational infrastructure for the RWA and EAI ecosystem. More details will be revealed in the upcoming whitepaper published by AIxC Foundation.

2. RWA services.

One of the key businesses of the second driving force will be the development of stock-tokenization RWA. The first tokenized stock project will be FFAI stock. Through an independent third party, the first batch will purchase USD 5 million worth of FFAI stock to explore stock-token business.

The third driving force is crypto-asset AI management.

The two major products include crypto-asset AI management, and C10 Index.

This represents the transformation from a traditional crypto treasury to an AI-driven crypto-asset management platform.

In addition, AIXC will also aim to generate five major reverse empowerment effects for FFAI, jointly building a new-generation converged ecosystem of “EAI Mobility + Web3 + Blockchain + Crypto Asset Application”:

1. Financing empowerment: Stock tokenization is expected tohelp FFAI obtain lower-cost, more efficient, and sustainable strategic financing paths compared to Web2. Furthermore, This may help reduce FFAI’s future need for additional debt-to-equity swaps for AIXC.

2. Asset empowerment: The expected investment return from AIXC will bring continuous cash flow to FF and enhance asset value.

3. Technology and business empowerment: Promote on-chain confirmation of EAI EV assets and launch integrated EAI + RWA products.

4. User empowerment: Through Web3, unlock global crypto traffic entry points and greatly expand the FFAI user ecosystem.

5. Valuation empowerment: Through Web3 narrative reshaping market perception, unlocking valuation premium generated by AI + Crypto cross-dimensional synergy.

Next, AIxCrypto will achieve phased goals through product technology innovation, mergers and acquisitions, rapidly realizing the three-driving forces strategy. The company simultaneously launched AIxC Labs, targeting global developers, research teams, and partners, investing in outstanding AI and Web3 projects, promoting implementation of AI-Web3 frontier technologies, and jointly building an open and sustainable digital ecosystem. Any AI and Web3 related projects seeking investment are welcome to contact the company.

Jerry Wang, Co-CEO of AIxC, stated that AIxC is committed to building a global leading ecosystem that integrates AI, crypto, and blockchain, bridging Web2 and Web3. The company is currently developing three core capabilities: AI-driven trading infrastructure, institutional-grade crypto asset management systems, and future-oriented decentralized technology protocols. Its goal is to enable capital to flow safely, reliably, and intelligently between the traditional financial system and the digital economy—truly realizing a next-generation Internet of Value.

In terms of product technology, the company will serve as the key contributor to the AIxC Foundation, driving the comprehensive development of RWA & EAI, AI DePin infrastructure, the ecosystem token system, and compliance framework. At the same time, the company will work closely with global stablecoin issuers to launch stablecoins, becoming the core settlement hub for the FFAI supply chain and the EAI ecosystem.

In terms of investment and commercialization, the company will undertake a systematic layout in RWA protocols, AI Agents, DeFi infrastructure, and payment technologies. The goal is to complete 2–3 strategic investments by 2026 and to establish a global growth engine for BesTrade DeAI Agent, achieving comprehensive growth in user base, transaction volume, and ecosystem partnerships.

About AIxCrypto:

AIxCrypto is a U.S.-Nasdaq listed company dedicated to building a world-leading ecosystem that integrates AI and blockchain while bridging Web2 and Web3. Its core products include the BesTrade DeAI Agent and the AIxC ecosystem products.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding AIxCrypto Holdings, Inc. (“AIxCrypto”) within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All of the statements in this press release, including financial projections, whether written or oral, that refer to expected or anticipated future actions and results of AIxCrypto are forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements reflect our current projections and expectations about future events as of the date of this presentation. AIxCrypto cannot give any assurance that such forward-looking statements and financial projections will prove to be correct.

The information provided in this press release does not identify or include any risk or exposures of AIxCrypto that would materially and adversely affect the performance or risk of the company. By their nature, forward-looking statements and financial projections involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking information will not occur, which may cause the Company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements and financial projections. Important factors that could cause actual results to differ materially from expectations include, but are not limited to: business, economic and capital market conditions; the heavily regulated industry in which AIxCrypto carries on business; current or future laws or regulations and new interpretations of existing laws or regulations; the inherent volatility and regulatory uncertainty associated with cryptocurrency investments; legal and regulatory requirements; market conditions and the demand and pricing for our products; the availability of reaching an agreement for the purchase of FFAI common shares; our relationships with our customers and business partners; our ability to successfully define, design and release new products in a timely manner that meet our customers’ needs; our ability to attract, retain and motivate qualified personnel; competition in our industry; failure of counterparties to perform their contractual obligations; systems, networks, telecommunications or service disruptions or failures or cyber-attack; ability to obtain additional financing on reasonable terms or at all; litigation costs and outcomes; our ability to successfully maintain and enforce our intellectual property rights and defend third party claims of infringement of their intellectual property rights; and our ability to manage our growth. Readers are cautioned that this list of factors should not be construed as exhaustive.

All information contained in this press releasae is provided as of the date of the press release issuance and is subject to change without notice. Neither AIxCrypto, nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements and financial projections set out herein, whether as a result of new information, future events or otherwise, except as required by law. This is presented as a source of information and not an investment recommendation. This press release does not take into account nor does it provide any tax, legal or investment advice or opinion regarding the specific investment objectives or financial situation of any person. AIxCrypto reserves the right to amend or replace the information contained herein, in part or entirely, at any time, and undertakes no obligation to provide the recipient with access to the amended information or to notify the recipient thereof.

Readers are advised not to place undue reliance on forward-looking statements, as there is no guarantee that the plans, intentions, or expectations they are based on will be realized. While management believes these statements are reasonable at the time of preparation, actual results may differ materially. These forward-looking statements reflect the Company’s expectations as of the date of this presentation and are subject to change without notice. The Company is not obligated to update or revise these statements, unless required by law.

Forward-looking statements are often identified by words such as “may,” “could,” “would,” “might,” or “will,” indicating possible future actions, events, or outcomes. These statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ significantly from what is expected.

Actual results may differ materially due to factors such as the ability to secure financing, complete transactions, meet exchange requirements, consumer demand, competition, and unexpected costs. These forward-looking statements are based on assumptions that may prove incorrect, and the Company does not assume any obligation to update them except as required by law. Given the uncertainties involved, readers should not place undue reliance on these statements.

You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:

Investor Relations Department

AIxCrypto

5857 Owens Avenue, Suite 300, Carlsbad, CA 92008

Tel: +1 (760) 452-8111

Email: IR@aixcrypto.ai